THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR AN OPINION OF COUNSEL SATISFACTION TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.


                         CAVION TECHNOLOGIES, INC.

                     Preferred Stock Purchase Warrant


     CAVION TECHNOLOGIES, INC., a Colorado corporation, and doing business as cavion.com (the "Company"), hereby certifies that, for value received, Neidiger Tucker Bruner, Inc. or its registered assigns (the "Holder"), is entitled, on the terms and subject to the conditions set forth herein, to purchase from the Company at any time commencing -----------, 1999 and before 5:00 p.m., Denver, Colorado time, on March 31, 2004, ----- fully paid and nonassessable shares of Preferred Stock (as hereinafter defined) at a purchase price of $3.00 per share. The number of such shares of Preferred Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

     As used herein the following terms, unless the context otherwise requires, have the indicated meanings:

     "Company" means Cavion Technologies, Inc. and any person (corporate or otherwise) that shall succeed to or assume the obligations of Cavion Technologies, Inc. hereunder in accordance with the terms hereof.

     "Common Stock" means the Company's Class A Common Stock, $.0001 par value per share, as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expiration Date" means March 31, 2004.

     "Holder" or "Holders" means the holder or holders of the Registrable Securities, including the holder or holders of Warrants to purchase Registerable Securities not then issued.

     "Issue Date" means the --------, 1999 date of the original issuance of this Warrant.

     "Majority Holders" means the holder or holders of Warrants and Registrable Securities theretofore issued upon exercise or conversion of Warrants, who own or have the right to acquire upon exercise or conversion of Warrants a majority of the Registerable Securities that would be outstanding if all of the outstanding Warrants were exercised in full on the date as of which the determination is being made.

     "Nasdaq" means the NASDAQ SmallCap Market.

     "Other Securities" means any stock (other than Preferred Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Preferred Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Preferred Stock or Other Securities as a result of the provisions of Section 4.

     "Preferred Stock" means the Company's Convertible Preferred Stock, Series A, $.0001 par value per share, as authorized on the Issue Date, and any other securities into which or for which the Preferred Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Prospectus" means the prospectus included in the Registration Statement as of the date it becomes effective under the Securities Act ("SEC Effective Date"), including financial statements and all documents incorporated by reference therein. In the case of references to the Prospectus as of a date subsequent to the SEC Effective Date, Prospectus means as supplemented as of such subsequent date.

     "Purchase Price" means $3.00 per share, subject to adjustment pursuant to the provisions of Section 5, captioned "CONVERSION," of the Articles of Amendment to the Amended and Restated Articles of Incorporation of Cavion Technologies, Inc. Setting Forth the Statement of Designation of Series and Determination of Rights and Preferences of Convertible Preferred Stock, Series A, as dated February 26, 1999 and filed with the Colorado Secretary of State and subject to adjustment as otherwise provided in this Warrant.

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement by the United States
Securities and Exchange Commission (the "SEC").

     "Registerable Securities" means the shares of Preferred Stock issued or issuable upon exercise or conversion of the Warrant, shares of Common Stock issued or issuable upon conversion of such Preferred Stock and Other Securities issued or issuable as a result of the provisions of Sections 4 or 5 hereof. References herein to amounts or percentages of Registrable Securities as of or on any particular date shall be deemed to refer to amounts or percentages after giving effect to any applicable events contemplated by the preceding sentence. As to any particular Registrable Securities, such securities shall cease to be Registerable Securities when they have been sold pursuant to an effective registration statement or in compliance with Rule 144 or are eligible to be sold pursuant to subsection
(k) of Rule 144.

     "Registration Period" means the period from the Issue Date to the earliest of (i) the date which is three years after the SEC Effective Date, (ii) the date on which the Holder may sell all of Holder's Registerable Securities without registration under the Securities Act pursuant to subsection (k) of Rule 144, without restriction on the manner of sale or the volume of securities which may be sold in any period and without the requirement for the giving of any notice to, or the mailing of any filing with the SEC and (iii) the date on which the Holder no longer owns any Registerable Securities.

     "Registration Statement" means a registration statement of the Company under the Securities Act on such form for which the Company then qualifies and which permits the secondary resale thereunder of Registerable Securities required by, the provisions hereof to be included therein. The term "Registration Statement" shall also include any amendment thereto and all exhibits and financial statements and schedules and documents incorporated by reference in such Registration Statement as of the SEC Effective Date. In the case of references to the Registration Statement as of a date subsequent to the SEC Effective Date, Registration Statement means as amended or supplemented as of such subsequent date.

     "Rule 144" means Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit a holder of securities of the Company to sell such Company securities to the public without registration under the Securities Act.

     "Securities Act" means the Securities Act of 1993, as amended.

     "SEC" means the United States Securities and Exchange Commission.

     "SEC Effective Date" means the date the Registration Statement is declared effective by the SEC.

     "SEC Filing Date" means the date the Registration Statement is first filed with the SEC pursuant to Section 20 hereof.

     "Trading Day" means a day on which the principal securities market for the Common Stock is open for general trading of securities.

     "Warrants" means this Warrant and any other warrants derived from this Warrant originally issued by the Company to Neidiger, Tucker, Bruner, Inc. on March 10, 1999.

     1.   EXERCISE OF WARRANT.

          1.1 EXERCISE. This Warrant may be exercised by the Holder, in full or in part, at any time, or from time to time, commencing on the Issue Date to and including the Expiration Date by surrender of this Warrant and the subscription form annexed hereto (completed and signed by the Holder) to the principal office of the Company or the Company's transfer agent and registrar for the Preferred Stock, and by making payment by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (a) the number of shares of Preferred Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect. The Holder shall a provide a copy of the subscription form to the Company at the time of exercise and the Company will confirm the exercise instructions given therein by notice to the Company's transfer agent within one Trading Day after receiving such subscription form. On any partial exercise the Company will promptly issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder hereof or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Preferred Stock for which such Warrant or Warrants may still be exercised.

          1.2 CASHLESS EXERCISE. Notwithstanding anything to the contrary contained in Section 1.1, the Holder may elect to exercise this Warrant in whole or in part by receiving shares of Preferred Stock equal to the net issuance value (as determined below) of this Warrant, or any part hereof upon surrender of this Warrant to the principal office of the Company or the Company's transfer agent and registrar for the Preferred Stock together with the subscription form annexed hereto (completed and signed by the Holder), in which event the Company shall issue to the Holder a number of shares of Preferred Stock equal to X in the following formula:

               X = Y (A-B)
                   -------
                      A

          Where:

               Y = the number of shares of Preferred Stock as to which this Warrant is to be exercised.

               A = the current fair market value of one share of Common Stock calculated as of the last Trading Day immediately preceding the exercise of this Warrant.

               B =  the Purchase Price.

     As used herein, current fair market value of Common Stock as of a specified date shall mean with respect to each share of Common Stock the closing sale price of the Common Stock on the principal securities market on which the Common Stock may at the time be listed or, if there have been no sales on any such exchange on such day, the average of the reported closing bid and asked prices on the principal securities market at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 2:00 p.m., Denver, Colorado time, or, if on such day the Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five consecutive Trading Days consisting of the day as of which the current fair market value of a share of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which current fair market value is to be determined the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation transaction pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value received or agreed to be paid by the holders of the Company's Common Stock for each share thereof pursuant to such transaction.

     2. DELIVERY UPON EXERCISE. As soon as practicable after the exercise of this Warrant, and in any event within three (3) Trading Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Preferred Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value (as determined in accordance with subsection 1.2) of one full share, together with any other stock or other securities and property (including cash where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise. Upon exercise of this Warrant as provided herein, the Company's obligation to issue and deliver the certificates for Preferred Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise. If the Company fails to issue and deliver the certificates for the Preferred Stock to the Holder pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Company may have hereunder and under applicable law, the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses including, without limitation, reasonable fees and expenses of legal counsel incurred by the Holder as a result of such failure.

     3. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY ETC.; RECLASSIFICATION ETC. In case at any time, or from time to time, after the Issue Date, all the holders of Preferred Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor:

          3.1 other or additional stock or other securities or property (other than cash) by way of dividend, or

          3.2 any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

          3.3 other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Preferred Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the Holder, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subsections 3.2 and 3.3 of this Section 3) which the Holder would hold on the date of such exercise if on the date thereof the Holder had been the holder of record of the number of shares of Preferred Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the case referred to in subsections 3.2 and 3.3 of this Section 3) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4. Notwithstanding anything in this Section 3 to the contrary, no adjustments pursuant to this Section 3 shall actually be made until the cumulative effect of the adjustments called for by this Section 3 since the date of the last adjustment actually made would change the amount of stock or other securities and property which the Holder would hold by more than 1%.

     4. EXERCISE UPON REORGANIZATION, CONSOLIDATION, MERGER ETC. In case at any time or from time to time after the Issue Date, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition of such reorganization, consolidation, merger, sale or conveyance the Company shall cause lawful and adequate provisions to be made whereby the Holder hereof shall thereafter have the right to receive upon exercise of this Warrant, in addition to or in lieu of (as the case may be) the shares of Preferred Stock of the Company immediately issuable upon such exercise, such securities or other property receivable upon such reorganization, consolidation, merger, sale or conveyance as though the Holder had exercised the Warrant and was the owner of the shares of Preferred Stock issuable hereunder immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrant and (y) the Purchase Price applicable immediately prior to the record date for such reorganization, consolidation, merger, sale or conveyance as though Holder had exercised the Warrant. The provisions of this Section shall apply to successive reorganizations, consolidations, mergers, sales or conveyances.

     5. ADJUSTMENT FOR EXTRAORDINARY EVENTS. In the event that after the Issue Date the Company shall (i) issue additional shares of Preferred Stock as a dividend or other distribution on outstanding Preferred Stock,
(ii) subdivide or reclassify its outstanding shares of Preferred Stock, or
(iii) combine its outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock, then, in each event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding immediately prior to such event, and the denominator of which shall be the number of shares of Preferred Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 5. The Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Preferred Stock determined by multiplying the number of shares of Preferred Stock which would be issuable on such exercise immediately prior to such issuance by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

     6.   ADJUSTMENT FOR CERTAIN STOCK ISSUANCES.

          6.1 In case at any time the Company shall issue shares of its Preferred Stock or debt or equity securities convertible into or exercisable or exchangeable for shares of Preferred Stock (collectively, the "Newly Issued Shares"), other than (i) issuances in the private placement which is the subject of the Placement Agent Agreement, dated March 10, 1999 between the Company and Neidiger, Tucker, Bruner, Inc.;
(ii) an issuance pro rata to all holders of its outstanding Preferred Stock, (iii) issuances pursuant to options, warrants and convertible securities outstanding on the Issue Date and (iv) issuances pursuant to employee stock option plans (other than in connection with any corporate financing or acquisition transaction), at a price below the Purchase Price in effect at the time of such issuance, then, following such issuance of Newly Issued Shares, the number of shares of Preferred Stock which the Holder shall be entitled to receive upon exercise of this Warrant shall be increased and the Purchase Price shall be decreased to the respective amounts determined pursuant to this Section 6. The number of shares of Preferred Stock purchasable upon the exercise of this Warrant following any such adjustment shall be determined by multiplying the number of shares purchasable upon exercise of this Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the sum of (a) the number of shares of Preferred Stock outstanding or authorized to be outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Shares), plus (b) the number of Newly Issued Shares, and the denominator of which shall be the sum of (a) the number of shares of Preferred Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Shares), plus
(b) the number of shares of Preferred Stock which the aggregate consideration, if any, received by the Company for the number of Newly Issued Shares would purchase at a price equal to the Purchase Price in effect at the time of such issuance. Upon any adjustment under this
Section 6, the number of shares of Preferred Stock purchasable upon exercise of this Warrant in full immediately after such adjustment shall be rounded to the nearest one-one-hundredth of a share of Preferred Stock subject, however, to Section 2 of this Warrant relating to fractional shares of Preferred Stock. Such adjustment of the number of shares purchasable provided for in this Section 6 may be expressed in the following formula:

               X= W x   [O+N]
                      ---------
                      [O+(C/P)]

          Where:

               C = aggregate consideration received by the Company for the Newly Issued Shares.

               N =  number of Newly Issued Shares.

               O = number of shares of Preferred Stock outstanding or authorized to be outstanding (on a fully diluted basis, as described above) immediately prior to the issuance of the Newly Issued Shares.

               P = Purchase Price in effect immediately prior to the time of the issuance of the Newly Issued Shares.

               W = number of shares of Preferred Stock issuable upon exercise of this Warrant prior to the issuance of the Newly Issued Shares.

               X = number of shares of Preferred Stock issuable upon exercise of this Warrant after the issuance of the Newly Issued Shares.

Upon the issuance of such Newly Issued Shares, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Preferred Stock issuable upon exercise of this Warrant prior to the issuance of the Newly Issued Shares and the denominator of which shall be the number of shares of Preferred Stock issuable upon the exercise of this Warrant after the issuance of the Newly Issued Shares as provided in this
Section 6, and the product so obtained shall thereafter be the Purchase Price then in effect. The number of shares of Preferred Stock issuable upon exercise of this Warrant and the Purchase Price, as each is so adjusted, shall be readjusted in the same manner upon the happening of any successive issuances of Newly Issued Shares described in this Section 6.

          6.2 The foregoing provisions of subsection 6.1 shall be in addition to, and not in lieu of, the adjustment or adjustments provided by the provisions of Section 5, captioned "Conversion," of the Articles of Amendment to the Amended and Restated Articles of Incorporation of Cavion Technologies, Inc. Setting Forth the Statement of Designation of Series and Determination of Rights and Preferences of Convertible Preferred Stock, Series A, as dated February 26, 1999 and filed with the Colorado Secretary of State.

     7. FURTHER ASSURANCES. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

     8.   NOTICES OF RECORD DATE, ETC.  In the event of:

          8.1 any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          8.2 any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other person (other than a wholly-owned subsidiary of the Company), or

          8.3 any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder, at least ten days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or riaht, and stating the amount and character of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed as of which the holders of record of Preferred Stock (or Other Securities) shall be entitled to exchange their shares of Preferred Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act, or a favorable vote of stockholders if either is required. Such notice shall be mailed at least ten days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

     9. RESERVATION OF STOCK ISSUABLE ON EXERCISE. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Preferred Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Preferred Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Preferred Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Preferred Stock (or Other Securities) to such number as shall be sufficient for such purposes.

     10. TRANSFER OF WARRANT. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the principal office of the Company or the office of the Company's transfer agent and registrar by the Holder hereof in person or by his duly authorized attorney, upon surrender of this Warrant property endorsed.

     11. REGISTER OF WARRANTS. The Company shall maintain, at the principal office of the Company (or such other office or agency as it may designate by notice to the Holder hereof), a register in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

     12. EXCHANGE OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the principal office of the Company or the office of the Company's transfer agent and registrar, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Preferred Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

     13. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     14. WARRANT AGENT. American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202, has been appointed the Company's Transfer Agent and Registrar and the Company's exercise agent for purposes of issuing shares of Preferred Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1. The Company may, by notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to
Section 12 and replacing this Warrant pursuant to Section 13, or either of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.

     15. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     16. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Preferred Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of the Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     17. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to be sufficiently given when delivered personally (by hand, by courier or by facsimile, with answer back confirmation) and shall be effective upon receipt, addressed: (i) if to the Company, at 7475 Dakin Street, Suite 607, Denver, Colorado 80221, Attn: President, facsimile number (303) 657-8212 and (ii) if to the Holder, at 300 Plaza Level, 1675 Larimer Street, Denver, Colorado 80202, Attn: President, facsimile number (303) 623-9310, or at such other address or facsimile number as a party shall have provided to the other party by written notice given in accordance with these provisions.

     18. SECURITIES LAW RESTRICTIONS. By acceptance of this Warrant, the Holder represents to the Company that this Warrant is being acquired for the Holder's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling this Warrant or the Preferred Stock issuable upon exercise of this Warrant. Neither this Warrant nor the shares of Preferred Stock issuable upon the exercise or conversion of this Warrant have been registered under the Securities Act or under the securities laws of any state. Neither this Warrant, nor the shares of Preferred Stock issuable upon the exercise or conversion of this Warrant, may be sold, transferred, hypothecated, assigned, offered for sale or otherwise disposed of unless registered pursuant to the Securities Act and applicable state securities laws or unless in the opinion of counsel who is reasonably satisfactory to the Company an exemption from such registration is available. Certificates representing securities issued upon exercise or conversion of this Warrant shall bear a legend as provided in Section 19 hereof.

     19. LEGEND. Unless theretofore registered for resale under the Securities Act, each certificate for shares issued upon exercise of this Warrant shall bear the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1993, as amended (the "Act"). The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the Act, or an opinion of counsel satisfactory to the issuer that registration is not required under the Act.

     20. REGISTRATION RIGHTS. Nothing contained herein shall be construed as requiring the exercise of this Warrant prior to the initial filing of any registration statement provided herein or the effectiveness thereof.

          20.1 MANDATORY REGISTRATION. The Company shall prepare, and on or prior to April 30, 1999, file with the SEC a Registration Statement which covers a public offering of the Company's securities for its own account, the resale of the Registerable Securities by the Holder and the resale of shares of Common Stock issued or issuable upon conversion of up to 700,000 shares of Preferred Stock in accordance with the registration rights agreements entered into under subscription agreements between the Company and the certain investors. The registration rights provided in this subsection 20.1 shall be in addition to the registration rights provided in subsections 20.2 and 20.3 below and such additional registration rights shall not be diminished in any way by the decision of the Holder not to include the Registerable Securities of the Holder in the Registration Statement provided by this subsection 20.1. No right to registration of Registerable Securities under this subsection 20.1 shall be construed to limit any registration required under subsections 20.2 and 20.3.

          20.2 DEMAND REGISTRATION. At any time on or before April 3O, 2004, a Majority of the Holders shall have the right to request registration under the Securities Act for all or any portion of the Registerable Securities upon the terms and conditions set forth in this subsection 20.2. Promptly after receipt of a request for registration pursuant to this subsection 20.2 the Company shall notify all other Holders in writing of such request for registration. Upon receipt of such, notice from the Company (the "Company Notice"), each such holder may give the Company a written request to register all or some of such holder's Registerable Securities in the Registration Statement described in the Company Notice, provided that such written request is given within 10 days after the date on which the Company Notice is given (with such request stating (i) the amount of Registerable Securities to be included and (ii) any other information reasonably requested by the Company to property effect the registration of such Registerable Securities). The Company shall as soon as practicable after the date on which the Company Notice is given, file with the SEC and use its best efforts to cause to become effective a Registration Statement which shall cover the Registerable Securities specified in the Demand Notice and in any written request from any other holder received by the Company within 10 days of the date on which the Company Notice is given. No right to registration of Registerable Securities under this subsection 20.2 shall be construed to limit any registration required under subsections 20.1 and 20.3 hereof. The obligations of the Company under this subsection 20.2 shall expire after the Company has afforded the Holder the opportunity to exercise registration rights under this subsection 20.2 for two registrations. Notwithstanding any other provision of this Agreement, if the Registration Statement required to be filed pursuant to Section 20.1 of this Agreement shall have been ordered effective by the SEC and the Company shall have maintained the effectiveness of such registration as required hereunder and if the Company shall otherwise have complied in all material respects with its obligations hereunder, then the Company shall not be obligated to registered any Registerable Securities on such Registration Statement referred to in this subsection 20.2.

          20.3 PIGGY-BACK REGISTRATION. If at any time the Company shall determine to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any securities of the Company, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to the Holder and each other holder who is entitled to registration rights under this subsection 20.3 written notice of such determination and if, within 10 days after receipt of such notice, Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registerable Securities the Holder requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgement such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registerable Securities with respect to which Holder has requested inclusion. Any exclusion of Registerable Securities shall be made pro rata among all holders who have requested that Registerable Securities be included, in proportion to the number of Registerable Securities specified in their respective requests; provided, however, that the Company shall not exclude any Registerable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such Registration Statement; and provided further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registerable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement, based on the number of securities for which registration is requested except to the extent such pro rata exclusion of such other securities is prohibited under any written agreement entered into by the Company with the holder of such other securities prior to the Issue Date of this Certificate, in which case such other securities shall be excluded, if at all, in accordance with the terms of such agreement.
No right to registration of Registerable Securities under this subsection
20.3 shall be construed to limit any registration required under subsections 20.1 or 20.2 hereof. The obligations of the Company under this subsection 20.3 may be waived by a Majority of the Holders and such obligations of the Company shall expire after the Company has afforded the opportunity to the holders to exercise registration rights under this subsection 20.3 for two registrations; provided, however, that any Holder who shall have had any Registerable Securities excluded from any Registration Statement in accordance with this subsection 20.3 shall be entitled to include in an additional Registration Statement filed by the Company the Registerable Securities so excluded. Notwithstanding any other provision of this Agreement, if the Registration Statement required to be filed pursuant to subsection 20.1 of this Agreement shall have been ordered effective by the SEC and the Company shall have maintained the effectiveness of such Registration Statement as required hereunder and if the Company shall otherwise have complied in all material respects with the obligations hereunder, then the Company shall not be obligated to register any Registerable Securities on such Registration Statement referred to subsection 20.3.

          20.4 OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registerable Securities, the Company shall:

               20.4.1 prepare promptly, and file with the SEC not later than April 30, 1999 the Registration Statement provided in Section 20.1 with respect to the Registrable Securities and thereafter to use its best efforts to cause such Registration Statement relating to the Registerable Securities to become effective as soon as possible after such filing, and keep the Registration Statement effective at all times during the Registration Period; submit to the SEC, within three Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later then 48 hours after the submission of such request; notify the Holder of the effectiveness of the Registration Statement on the date the Registration Statement is declared effective; and, the Company represents and warrants to, and covenants and agrees with the Holder that the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein, at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder) and each such amendment and supplement at the time it is filed with the SEC and all times during which it is available for use in connection with the offer and sale of Registerable Securities shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

               20.4.2 prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof as set forth in the Registration Statement;

               20.4.3 furnish to each Holder whose Registrable Securities are included in the Registration Statement and its legal counsel, (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment) and (ii) such number of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto and such other documents, as such Holder reasonably may request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

               20.4.4 use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such securities or blue sky laws of such jurisdictions as the Holders who hold a majority of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times until the end of the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection 20.4.4, (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, or (IV) to make any change in its Articles of Incorporation or Bylaws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

               20.4.5 in the event that the Registrable Securities are being offered in an underwritten offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering;

               20.4.6 as promptly as practicable after becoming aware of such event or circumstance, notify each Holder of any event or circumstance of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, file such supplement or amendment with the SEC at such time as shall permit the Holder to sell Registrable Securities pursuant to the Registration Statement as promptly as practicable, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request;

               20.4.7 as promptly as practicable after becoming aware of such event, notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

               20.4.8 permit one legal counsel designated as selling stockholders' counsel by the Holder(s) holding a majority of the Registrable Securities being sold to review and comment on the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC;

               20.4.9 make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

               20.4.10 at the request of the Holder(s) who hold a majority of the Registrable Securities being sold, furnish on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors;

               20.4.11 make available for inspection by Holder, any underwriter participating, in any distribution or disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable Holder to exercise Holder's due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to a Holder) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement,
(ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or
(iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto;

               20.4.12 use its best efforts (i) to cause all the Registrable Securities covered by the Registration Statement to be listed on the Nasdaq or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded or (ii) if securities of the same class or series as the Registrable Securities are not then listed on Nasdaq or any such other securities market, to cause all of the Registrable Securities covered by the Registration Statement to be listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market;

               20.4.13 provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

               20.4.14 cooperate with the Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registerable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Holder may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Holder may request;

               20.4.15 during the period the Company is required to maintain effectiveness of the Registration Statement pursuant to subsection 20.4.1, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Holder to sell Registrable Securities by reason of the limitations set forth in Regulation M under the Exchange Act; and

               20.4.16 take all other reasonable actions necessary to expedite and facilitate disposition by the Holder of the Registrable Securities pursuant to the Registration Statement.

               20.4.17 With a view to making available to the Holders the benefits of Rule 144, the Company agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (I) a written statement by the Company that it has complied with the reporting, requirements of Rule 144 and the Exchange Act, (II) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (III) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

          20.5 OBLIGATIONS OF THE HOLDER. In connection with the registration of the Registrable Securities, the Holder shall have the following obligations:

               20.5.1 it shall be a condition precedent to the obligations of the Company to complete the registration pursuant hereto with respect to the Holder's Registrable Securities that the Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by Holder and the intended method of disposition of the Registrable Securities held by Holder as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Holder of the information the Company requires from the Holder (the "Requested Information") if any of Holder's Registrable Securities are eligible for inclusion in the Registration Statement. If at least two Business Days prior to the filing date the Company has not received the Requested Information from the Holder (at such time Holder becoming a "Non-Responsive Holder"), then the Company may file the Registration Statement without including Registrable Securities of Non-Responsive Holder but shall not be relieved of its obligation to file a Registration Statement with the SEC relating to the Registrable Securities of Non-Responsive Holder promptly after Non-Responsive Holder provides the Requested Information;

               20.5.2 by Holder's acceptance of the Registrable Securities, Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless Holder has notified the Company in writing of such Holder's election to exclude all of Holder's Registrable Securities from the Registration Statement;

               20.5.3 in the event Holder(s) holding a majority of the Registrable Securities being registered determine to engage the services of an underwriter, each Holder agrees to enter into and perform such Holder's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Holder has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement;

               20.5.4 Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsections 20.4.6 or 20.4.7, Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsections 20.4.6 or 20.4.7 and, if so directed by the Company, Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice;

               20.5.5 Holder may not participate in any underwritten registration hereunder unless Holder (i) agrees to sell Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and
(iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses to the underwriters applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement; and

               20.5.6 Holder agrees to take all reasonable actions necessary to comply with the prospectus delivery requirements of the Securities Act applicable to its sales of Registrable Securities.

          20.6 EXPENSES OF REGISTRATION. All costs and expenses, other than underwriting or brokerage discounts, commissions and other fees related to the distribution of the Registerable Securities, incurred in connection with registrations, filings or qualifications pursuant to subsections 20.1, 20.2 and 20.3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the Company, provided, however, that the Holder(s) shall bear the fees and out-of-pocket expenses of the one legal counsel selected by the Holder(s) pursuant to subsection 20.4.8 hereof and all reasonable costs and expenses incurred in connection with the second demand registration permitted by subsection 20.2, including all registration, listing and qualification fees, printers and accounting fees and the fees and disbursements of the Company counsel, shall be borne by the Holder(s) of the Registerable Securities covered by such registration.

          20.7 INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

               20.7.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder who holds such Registrable Securities, the directors, if any, of such Holder, the officers, if any, of such Holder, each person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) for the Holders, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in subsection 20.7.4 with respect to the number of legal counsel, the Company shall reimburse the Holders and the other Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this subsection 20.7.1: (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, the prospectus or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to subsection
20.4.3 hereof; (II) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to subsection
20.4.3 hereof; and (III) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 24.

               20.7.2 In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in subsection 20.7.1, the Company, each of its directors, each of its officers who signs the Registration Statement, each person on, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and such Holder will reimburse any legal or other expenses reasonably incurred by any Indemnified Party, promptly as such expenses are incurred and are due and payable, in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this subsection 20.7.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this subsection
20.7.2 for only that amount of a Claim as does not exceed the amount by which the net proceeds to such Holder from the sale of Registrable Securities pursuant to such Registration Statement exceeds the cost of such Registrable Securities to such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 10. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this subsection 20.7.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

               20.7.3 The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons expressly for inclusion in the Registration Statement.

               20.7.4 Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 20.7 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under Section 20.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the riaht to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the indemnifying party but reasonably acceptable to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Section 20.7, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by Section 20.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          20.8 The agreements, representations and warranties of the Company and the Holder set forth or provided in this Section 20 shall survive any exercise of this Warrant and the delivery of and payment for the Registerable Securities hereunder and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company and the Holder.

     21. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Colorado. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.
The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.


Dated:  ------------, 1999       CAVION TECHNOLOGIES, INC.


                                 --------------------------
                                 David J. Selina, President








                           FORM OF SUBSCRIPTION

                         CAVION TECHNOLOGIES, INC.
                (To be signed only on exercise of Warrant)


TO:  Cavion Technologies, Inc.
     7475 Dakin Street, Suite 607
     Denver, Colorado 80221
     Attn:  President


     1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to ------------ shares of Preferred Stock, as defined in the Warrant, of Cavion Technologies, Inc., a Colorado corporation (the "Company").

     2.   The undersigned Holder (check one):

          [  ]      (a)  elects to pay the aggregate purchase price for
                    such shares of Preferred Stock (the "Exercise Shares")
                    (i) by lawful money of the United States or the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $-------------- or (ii) by wire transfer of United States funds to the account of the Company in the amount of $----------, which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

                    or

          [  ]      (b)  elects to receive shares of Preferred Stock
                    having a value equal to the value of the Warrant calculated in accordance with Section 1.2 of the Warrant.

     3. Please issue a stock certificate or certificates representing the appropriate number of shares of Preferred Stock in the name of the undersigned or in such other name as is specified below:

          Name:---------------------------------------------------

          Address:  ----------------------------------------------

                    ----------------------------------------------

Dated:--------------------       ----------------------------------------
                                 (Signature must conform to name of Holder as specified on the face of the Warrant)

                                 ----------------------------------------

                                 ----------------------------------------
                                 (Address)